UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

Griffin Capital Essential Asset REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3104696100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 30, 2013, Griffin Capital Corporation, the sponsor of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”), issued a press release disclosing the acquisition of the Avnet property (described below in Item 8.01). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01	Other Events

Acquisition of Avnet Property

On May 29, 2013, the Registrant acquired a Class A, flex research & development facility consisting of approximately 231,400 rentable square feet located in Chandler, Arizona (the “Avnet property”). The Avnet property is leased entirely to Avnet, Inc. (the “Avnet lease”). The Registrant acquired the Avnet property from a group of 21 tenant-in-common investors (the “Avnet investors”). The Avnet investors had the option to sell their interests in the Avnet property for cash or through a tax-deferred §721 exchange for limited partnership interest units in the Registrant’s operating partnership, Griffin Capital Essential Asset Operating Partnership, L.P. (the “Operating Partnership”). Fifteen Avnet investors participated in the tax-deferred §721 exchange while the remaining six Avnet investors sold their interests for cash. The purchase price for the Avnet property was approximately $32.5 million, plus closing costs. The purchase price, acquisition fees and expenses earned by and paid to the Registrant’s advisor, and third-party closing costs, net, were partially funded with a combination of the Facility Draw (as described below), the Bridge Loan Draw (as described below) and with limited partnership interest units in the Operating Partnership. The remaining amounts were funded with $500,000 of proceeds from the Registrant’s public offering.

The Registrant’s advisor earned and was paid approximately $812,000 in acquisition fees, plus reimbursement of approximately $162,000 in acquisition expenses in connection with the acquisition of the Avnet property.

Avnet, Inc., the tenant of the Avnet property, is an industry leading distributor of electronic parts, enterprise computing and storage products and embedded subsystems. Avnet, Inc. is rated “Baa3” by Moody’s and “BBB-” by Standard & Poor’s, is ranked number 117 on the Fortune 500 list of largest corporations in the United States for 2013 and is the largest publicly held company headquartered in the Greater Phoenix area.

The Avnet property is located in Chandler, Arizona. The location allows Avnet, Inc. to maintain its operations within proximity to its other domestic operating centers, including Avnet, Inc.’s corporate headquarters in Phoenix, Arizona and numerous other essential operating locations situated throughout the Greater Phoenix area. The Avnet property was developed as a build-to-suit in 2008 pursuant to Avnet, Inc.’s specifications and is located within the master-planned, six-building, 870,000 square foot Chandler Freeway Business Park.

The Avnet lease is a triple-net lease with a remaining term of approximately five years upon the Registrant’s acquisition, expiring in April 2018. The current approximate annual base rent is $2,758,000. Under the Avnet lease, Avnet, Inc. has the right to renew the Avnet lease for two five-year extension terms. If Avnet, Inc. exercises its first extension option, Avnet, Inc. will be entitled to a $5.00 per square foot allowance from the landlord for non-structural improvements made to the Avnet property after April 2018 and the renewal annual base rent will be approximately $3.1 million.

The implied initial capitalization rate for the Avnet property is approximately 8.49%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.

Griffin Capital Essential Asset REIT Property Management, LLC will be responsible for managing the Avnet property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Avnet property. Griffin Capital Essential Asset REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.

Draws on KeyBank Credit Facility and Bridge Loan

In connection with the acquisition of the Avnet property, the Operating Partnership made a draw of $21.5 million (the “Facility Draw”), under the $200.0 million credit facility with KeyBank National Association (“KeyBank”) and other syndication partners under which $175.0 million has been committed (the “KeyBank Credit Facility”). The Facility Draw will bear interest at a rate of approximately 3.0%. The total amount drawn pursuant to the KeyBank Credit Facility is now approximately $106.3 million. Pursuant to a joinder agreement by a special purpose entity wholly-owned by the Operating Partnership (the “Property SPE”), in favor of KeyBank as administrative agent, the Avnet property now serves as additional collateral under the KeyBank Credit Facility, which security is evidenced by a mortgage on the Avnet property, and the Property SPE now serves as an additional borrower.

In addition, the Registrant, through the Property SPE, drew down an additional $3.25 million (the “Bridge Loan Draw”), under the bridge loan with KeyBank (the “Bridge Loan”). The terms of the Bridge Loan are summarized in the Registrant’s Current Report on Form 8-K dated December 20, 2012. The Property SPE elected to have the Adjusted LIBO Rate apply to such Bridge Loan Draw, which amounted to an initial interest rate of approximately 4.7%. The total amount drawn pursuant to the Bridge Loan is now approximately $10.4 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

99.1	Griffin Capital Essential Asset REIT, Inc. Press Release dated May 30, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: May 30, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer